UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

GeneThera, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	33-142603	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Youngfield Street

Wheat Ridge, C0 80033

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 5, 2007, the Company decided to do the restatement of the financial statements contained in the Company’s 10-QSBs for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006.  The financial statements for the Company's 10-KSB for year ended December 31, 2005 are also in the process of being restated. The Company has discovered clerical errors that were carried forward throughout 2006 that need to be corrected.

The detailed description of the abovementioned errors are listed below:

1 10Q 2006 Filed on 05/23/2006

Page 2 of the first 10Q, we were still in the middle of the auditing thanks to our previous auditors: Kantor, Geisler & Oppenheimer. Mike Geisler was the designated auditor for our company’s filings. He and the rest of the auditing firm failed to timely provide their backup documentation in order for our new auditors, Jaspers + Hall, PC to audit our filings. On so many occasions, we and our new auditors asked them to please provide all the data belonging to GeneThera Inc., but they gave us partial information and/or ignored our requests.  We filed a complaint with the PCAOB when Kantor, Geisler & Oppenheimer told us the PCAOB was the one retaining our backup documentation, which was untrue.

Page 4 of the first 10Q, on the Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

250 Shares

These shares were included in the 2005 final financials

 On page 7 of the same 10Q; note number 7 was reflected on the 250 shares of common stock valued at $30 to replace an erroneously cancelled stock certificate.

2 10Q

Filed on 06/20/2006

Page 4 of the second 10Q, we failed to add the below paragraph on the Report of Independent Registered Public Accounting Firm letter:

“The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has no established or sufficient sources of revenue, and has incurred significant losses from its operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

3 10Q 2006 Filed on 11/20/2006

Page 2 of the third 10Q, by mistake, we filed an opinion letter from the auditors the way our previous CFO sent it. This was done as a result of filing an incomplete EDGAR document. As part of the re-filing of the amendment, we added the opinion letter when we were not supposed to do so; we corrected it.

Page 7 of the third 10Q, it was a mislabeling done by the controller concerning the 600,000 shares out of the 750,000 shares were not for consulting services; it was in lieu of salary for one of the officers of the company.

The restated financials statements have been filed, the Company will file amended 10-QSBs for the quarters ended March 31, 2006, June 30, 2006, and September 30, and an amended 10-KSB for year ended December 31, 2005.

We determined the investors should no longer rely upon our financial statements for those specified periods.  The circumstances which brought up the discovery of the clerical errors were upon my reviewing the previous filings with our Auditors and Controller for the preparation of our current 10Q data. The errors were clerical. The members of our Company’s Audit Committee attended the meeting with our auditors under the direction of the Board of Directors. These clerical errors were isolated incidents. It did not amount to any material weakness. The original disclosures are still appropriate. We also believe the disclosures are adequate.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 29, 2007	GeneThera, Inc.
By: /s/ Tannya L. Irizarry
Tannya L. Irizarry Chief Financial Officer (Interim)